Exhibit 5.1

November 17, 2025

Navitas Semiconductor Corporation
3520 Challenger Street
Torrance, California 90503

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Navitas Semiconductor Corporation, a Delaware corporation (the “Company”), and you have requested our opinion in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-1 (the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), by the Company which registers the resale by the selling stockholders named therein of up to an aggregate of 14,814,813 shares (the “PIPE Shares”) of the Class A common stock, par value $0.0001 per share, of the Company, that were issued pursuant to that certain Securities Purchase Agreement, dated November 7, 2025, by and between the Company and the investors named therein (the “Securities Purchase Agreement”).

In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (a) the Second Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof, together with all amendments thereto adopted through the date hereof as filed in and certified by the office of the Delaware Secretary of State as of November 7, 2025, (b) the Amended and Restated Bylaws of the Company, as in effect on the date hereof, (c) the Registration Statement and all exhibits thereto, and the Prospectus, (d) the Securities Purchase Agreement, (e) the resolutions of the board of directors of the Company, or a duly appointed committee thereof, relating to, among other matters, the filing of the Registration Statement and the issuance of the PIPE Shares; and (f) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and subject to the qualifications expressed herein, it is our opinion that the PIPE Shares have been duly authorized by all necessary corporate action of the Company and have been validly issued and are fully paid and non-assessable.

We are opining herein as to the General Corporation Law of the State of Delaware, including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is limited to the matters stated herein, and no opinion may be implied or inferred beyond the matters expressly stated in this opinion letter.

This opinion letter is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement to be filed on November 17, 2025 by the Company and to the reference to our firm’s name under the heading “Legal Matters” in the Registration Statement and the Prospectus. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder, nor do we thereby admit that we are “experts” within the meaning of such term as used in the Securities Act with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

It is understood that this opinion is to be used only in connection with the resale of the PIPE Shares while the Registration Statement is in effect.

Very truly yours,

COZEN O’CONNOR

/s/ Cozen O’Connor